SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

 Date of Report (Date of earliest event reported) April 18, 1997



                   SOUTHERN TIMBER PARTNERS 1
          (formerly Hutton Southern Timber Partners 1)
     (Exact name of registrant as specified in its charter)



      Georgia                  0-11027               56-1303554
State or other jurisdiction   Commission            IRS Employer
  of incorporation            File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                   10285
Address of principal executive offices            Zip Code



Registrant's telephone number, including area code (212) 526-3237
Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On April 18, 1997 Southern Timber Partners 1 (the "Registrant") completed a sale of approximately 1,290 acres of the Estes Tract to the State of Florida for net proceeds of $1,178,870 and a net gain of approximately $8,000.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         SOUTHERN TIMBER PARTNERS I

                         BY:  Southern Timber Resources Corp.
                              General Partner



Date:  May 12, 1997           BY:       /s/Robert J. Hellman
                              Name:     Robert J. Hellman
                              Title:    President and Chief Financial Officer